UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 8, 2010
Date of Report (Date of earliest event reported)
IMMUNOTECH LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-57514	95-4834274

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

116 West Stocker Street, Glendale, California	91202

(Address of principal executive offices)	(Zip Code)
(818) 409-9091
Registrant’s telephone number, including area code
International Technology Systems, Inc. 520 Broadway, Suite 350, PMB 188, Santa Monica, California 90401
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 19, 2010 the Company signed Agreements with both Mr. Stan Yakatan and Dr. Mark Rosenfeld for the positions of Members of the Board of Directors.

Mr. Stan Yakatan has founded or co-founded in excess of 15 companies in the United States, Canada, Israel, France and Germany. In many cases he has also served as the initial CEO, and Chairman of these companies. In his career, he has advised several of the world's leading venture capital firms including TVM (Germany), Ventana (USA), MSP (USA), and Biocapital (Canada). During the decade of the 1990's Biocapital was the most successful venture capital fund in Canada.

Stan currently serves in a business development capacity for the XL TechGroup (AIM: XLT). The XL Tech Group systematically discovers unmet business needs, then creates, selects, and develops new technology businesses, and scales them to liquidity. Stan assisted XL TechGroup in the development of its business model, and advised on the overall capitalization strategy for XL Tech Group. In October 2004, XL TechGroup undertook an Initial Public Offering in connection with its listing on the Alternative Investment Market ("AIM"), raising in excess of $40.0 million.

Stan serves as the strategic advisor to the State Government of Victoria, Australia. Stan is also the Executive Director and Chairman of Biocomm, in Melbourne, Australia, the first of its kind regional business development agency and early-stage capital pool. Stan currently sits on the Board of Mercury Therapeutics, Inc. which is developing new drugs for diabetes and obesity, and Phenomenome Discoveries, Inc., a novel biomarker company.

Dr. Mark Rosenfeld was Founder, Vice President and Scientific Director of Impact Diagnostics, now Grant Life Sciences, a public company. There, he designed a multiple-patented test for detecting cervical cancer and directed the relevant clinical work in the U.S. and at the China Cancer Institute. Dr. Rosenfeld has also developed a DNA vaccine approach for treating metastatic cancer and brought an HIV/AIDS monoclonal antibody therapy into Phase III clinical testing in China. An outfall of his scientific and medical activities in China, Dr. Rosenfeld was elected to the China State Council of Medical Reform. In 2005, he testified before the U.S. House of Representatives on cancer-related issues, and will soon be doing so on the role of DxNA technology in personalized medicine. He holds an M.S. (First Class Honors) from the University of British Columbia and a Ph.D. from the University of Utah. Dr. Rosenfeld was one of only 12 invitees to the “Joint Consultant Meeting on “Early Warning Devices and Tools – Avian Influenza” held by the United Nations Food and Agriculture Organization (FAO) in March 2007. This meeting set global standards for bird flu surveillance, and his invitation stemmed from FAO recognition of the importance of DxNA technology in that regard.

The company entered into a contractual agreement with ATG Capital Inc. to further establish investor and market awareness of its ongoing attempt in better addressing investor interests by offering investor relations solutions that integrate many types of media including electronic, print and pod casting. The company is currently in the process of updating all necessary regulatory fillings through a super 8K which will be filed shortly.

Item 9.01	Financial Statements and Exhibits

Exhibit No.                   Description

10.1                                         Agreement for Member of the Board of Directors, Mr. Stan Yakatan

10.2                                         Agreement for Member of the Board of Directors, Dr. Mark Rosenfeld

10.3                                         Agreement with ATG Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOTECH LABORATORIES, INC.
Date: December 8, 2010	By:	/s/ Ara Ghanime
Ara Ghanime
President